Exhibits

Exhibit 23.5

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated May 22, 2004, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London

June 25, 2004

Royal Dutch/Shell Group of Companies E 7